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                                   EXHIBIT 11

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                       EXHIBIT TO FORM 10-K ANNUAL REPORT

                     For the Three Years Ended May 31, 1997

                      COMPUTATION OF LOSS PER COMMON SHARE


                                                        1997           1996         1995
                                                        ----           ----         ----
                                                    (In thousands, except per share data)

Primary and fully diluted:
Net loss                                          $ (141,875)    $ (102,117)    $  (82,625)
Dividend requirement on subsidiary convertible
redeemable preferred stock                             4,850          4,256          4,419
                                                  ----------     ----------     ----------
Loss applicable to common shares                  $ (146,725)    $ (106,373)    $  (87,044)
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
Average number of common shares and
common share equivalents outstanding:

   Average number of common shares
   outstanding during the year                        74,675         73,748         86,277
   Add common share equivalents - Options
   to purchase common stock - net                         19            519            607
                                                  ----------     ----------     ----------
Average number of common shares and common
shares equivalents outstanding                        74,694 (A)     74,267 (A)     86,884 (A)
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
Loss per common share                             $    (1.96)(A) $    (1.43)(A) $    (1.00)(A)
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
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(A)In accordance with Accounting Principles Board Opinion No. 15, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction in earnings per share is less than 3% or the effect is antidilutive. Therefore, loss per common share and common share equivalent as shown on the Consolidated Statements of Operations for the three years ended May 31, 1997 do not include common share equivalents as their effect is antidilutive.



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